Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Hain Food Group, Inc. of our report dated March 25, 1997 appearing on page F-1 of the Westbrae Natural, Inc. (formerly Vestro Natural Foods, Inc.) Annual Report on Form 10-K for the year ended December 31, 1996.


/s/ PRICEWATERHOUSECOOPERS LLP

Costa Mesa, California
December 11, 1998